UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MIDCAROLINA FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

Proxy Statement

APRIL 29, 2009

3101 South Church Street

Burlington, North Carolina 27215

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of shareholders of MidCarolina Financial Corporation will be held at the Best Western Burlington Inn located at 770 Huffman Mill Road, Burlington, North Carolina, at 10:00 a.m. on Tuesday, June 2, 2009.

The purposes of the meeting are:

1.	Election of Directors: To elect six directors;

2.	Ratification of Appointment of Independent Accountants: To consider a proposal to ratify the appointment of Dixon Hughes PLLC as our independent accountants for 2009; and

3.	Other Business: To transact any other business properly presented for action at the Annual Meeting.

At the Annual Meeting, you may cast one vote for each share of our common stock you held of record on March 31, 2009, which is the record date for the meeting.

You are invited to attend the Annual Meeting in person. However, if you are the record holder of your shares of our common stock, we ask that you appoint the Proxies named in the enclosed proxy statement to vote your shares for you by signing and returning the enclosed proxy card, or following the instructions in the proxy statement to appoint the Proxies by Internet, even if you plan to attend the Annual Meeting. If your shares are held in “street name” by a broker or other nominee, only the record holder of your shares may vote them for you, so you should follow your broker’s or nominee’s directions and give it instructions as to how it should vote your shares. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign a proxy card or appoint the Proxies by Internet, you may still revoke your appointment later or attend the Annual Meeting and vote in person.

This notice and the enclosed proxy statement and form of proxy card are being mailed to our shareholders on or about April 29, 2009.

By Order of the Board of Directors

Charles T. Canaday, Jr.
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING YOUR PROXY CARD IS APPRECIATED.

3101 South Church Street

Burlington, North Carolina 27215

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This proxy statement is dated April 29, 2009, and is being furnished to our shareholders by our Board of Directors in connection with our solicitation of appointments of proxy in the enclosed form for use at the 2009 Annual Meeting of our shareholders and at any adjournments of the meeting. The Annual Meeting will be held at the Best Western Burlington Inn located at 700 Huffman Mill Road, Burlington, North Carolina, at 10:00 a.m. on Tuesday, June 2, 2009.

In this proxy statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to MidCarolina Financial Corporation. Our banking subsidiary, MidCarolina Bank, is referred to as the “Bank.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON JUNE 2, 2009.

Copies of this proxy statement and our 2008 Annual Report on Form 10-K are available at:

www.midcarolinabank.com/proxy

Proposals to be Voted on at the Annual Meeting

At the Annual Meeting, record holders of our common stock will consider and vote on proposals to:

●	Elect six directors (see “Proposal 1: Election of Directors” on page 5);

●	Ratify the appointment of Dixon Hughes PLLC as our independent accountants for 2009 (see “Proposal 2: Ratification of Appointment of Independent Accountants” on page 25); and

●	Transact any other business properly presented for action at the Annual Meeting.

Our Board of Directors recommends that you vote “FOR” the election of each of the six nominees for director named in this proxy statement and “FOR” ratification of the appointment of our independent accountants.

How You Can Vote at the Annual Meeting

Record Holders. If your shares of our common stock are held of record in your name, you can vote at the Annual Meeting in any of the following ways.

●	You can attend the Annual Meeting and vote in person.

●

You can sign and return an appointment of proxy (a proxy card) in the form enclosed with this proxy statement and appoint the “Proxies” named below to vote your shares for you at the meeting, or you can validly appoint another person to vote your shares for you.

●

You can appoint the Proxies to vote your shares for you by going to the Internet website www.midcarolinabank.com/proxy. When you are prompted for your “control number,” enter the number printed just above your name on the enclosed proxy card, and then follow the instructions provided. You may vote by Internet only until 5:00 p.m. on June 1, 2009, which is the day before the Annual Meeting date. If you vote by Internet, you need not sign and return a proxy card. Under North Carolina law, you will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described below and in the proxy card enclosed with this proxy statement.

Shares Held in “Street Name.” Only the record holders of shares of our common stock, or their appointed proxies, may vote those shares. As a result, if your shares of our common stock are held for you in “street name” by a broker or other nominee, then only your broker or nominee (i.e. the record holder) may vote them for you, unless you previously have made arrangements for your broker or nominee to assign its voting rights to you or for you to be recognized as the person entitled to vote your shares. You will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares by completing and returning to it the voting instruction sheet you received with your copy of our proxy statement (or by following any directions you received for giving voting instructions electronically). Brokers and other nominees who hold shares in street name for their clients typically have the authority to vote those shares on “routine” proposals, such as the election of directors, when they have not received instructions from beneficial owners of the shares. However, to insure that your shares are represented at the Annual Meeting and voted in the manner you desire, it is important that you instruct your broker or nominee as to how it should vote your shares.

Solicitation and Voting of Proxy Cards

If you are the record holder of your shares of our common stock, a proxy card is included with this proxy statement that provides for you to name three of our directors (Charles T. Canaday, Jr., F. D. Hornaday III and John H. Love), or any substitutes appointed by them, individually and as a group, to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date your proxy card and return it in the enclosed envelope, or follow the instructions above for appointing the Proxies by Internet, so that your shares will be represented at the meeting.

If you sign a proxy card and return it so that we receive it before the Annual Meeting, or you appoint the Proxies by Internet, the shares of our common stock that you hold of record will be voted by the Proxies according to your instructions. If you sign and return a proxy card, or appoint the Proxies by Internet, but you do not give any voting instructions, then the Proxies will vote your shares “FOR” the election of each of the six nominees for director named in Proposal 1 below and “FOR” Proposal 2 discussed in this proxy statement. If you do not return a proxy card or appoint the Proxies by Internet, the Proxies will not have authority to vote for you and shares you hold of record will not be represented or voted at the Annual Meeting unless you attend the meeting in person or validly appoint another person to vote your shares for you. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, your proxy card will give the Proxies discretion to vote your shares for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by our shareholders, your proxy card will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including motions to adjourn the meeting.

Revocation of Proxy Cards; How You Can Change Your Vote

Record Holders. If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by Internet and you later wish to revoke the authority or change the voting instructions you gave the Proxies, you can do so at any time before the voting takes place at the Annual Meeting by taking the appropriate action described below.

To change the voting instructions you gave the Proxies:

●	You can sign and submit a new proxy card, dated after the date of your original proxy card, which contains your new instructions; or

●

If you appointed the Proxies by Internet, you can go to the same Internet website (www.midcarolinabank.com/proxy), enter the same control number (printed just above your name on the enclosed proxy card) that you previously used to appoint the Proxies, and then change your voting instructions.

The Proxies will follow the last voting instructions they receive from you before the Annual Meeting.

To revoke your proxy card or your appointment of the Proxies by Internet:

●	You can give our Corporate Secretary a written notice that you want to revoke your proxy card or Internet vote; or

●	You can attend the Annual Meeting and notify our Corporate Secretary that you want to revoke your proxy card or Internet vote and vote your shares in person.

Your attendance at the Annual Meeting alone, without notifying our Corporate Secretary, will not revoke your proxy card or Internet vote.

Shares Held in “Street Name.” If your shares are held in “street name” and you want to change voting instructions you have given to your broker or other nominee, you must follow your broker’s or nominee’s directions.

Expenses and Method of Solicitation

We will pay all costs of soliciting proxy cards for the Annual Meeting, including costs of preparing and mailing this proxy statement. We are requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of our proxy solicitation materials to their principals and request their voting instructions, and we will reimburse those persons for their expenses in doing so. In addition to solicitation by mail, the Bank’s and our directors, officers and employees may solicit proxy cards, personally or by telephone or other methods of communication, but they will not receive any additional compensation from us for doing so.

In connection with the solicitation of proxy cards for the Annual Meeting, we have not authorized anyone to give you any information, or make any representation, that is not contained in this proxy statement. If anyone gives you any other information or makes any other representation, you should not rely on it as having been authorized by us.

Record Date and Voting Securities

The close of business on March 31, 2009, is the “Record Date” we are using to determine which shareholders are entitled to receive notice of and to vote at the Annual Meeting and how many shares they are entitled to vote. Our voting securities are the 4,927,828 shares of our common stock which were outstanding on the Record Date. You must have been a record holder of our stock on that date in order to vote at the meeting.

Quorum and Voting Procedures

A quorum must be present for business to be conducted at the Annual Meeting. For all matters to be voted on at the meeting, a quorum will consist of a majority of the outstanding shares of our common stock entitled to be voted at the meeting. Shares represented in person or by proxy at the meeting will be counted for the purpose of determining whether a quorum exists. Once a share is represented for any purpose at the meeting, it will be treated as present for quorum purposes for the remainder of the meeting and for any adjournments. If you return a valid proxy card, appoint the Proxies by Internet or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker “non-votes” also will be counted in determining whether there is a quorum. Broker “non-votes” will occur if your shares are held by a broker and are voted on one or more matters at the meeting but are not voted by the broker on a “non-routine” matter because you have not given the broker voting instructions on the matter. If your shares are represented at the meeting with respect to any matter voted on, they will be treated as present with respect to all matters voted on, even if they are not voted on all matters.

You may cast one vote for each share that you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting. You may not cumulate your votes in the election of directors.

Vote Required for Approval

Our directors are elected by a plurality of the votes cast in elections. In the election of directors at the Annual Meeting, the six nominees receiving the highest numbers of votes will be elected. For Proposal 2 to be approved, the number of votes cast in favor of each proposal must exceed the number of votes cast against it. Abstentions and broker non-votes will have no effect in the voting for directors or on Proposal 2.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Bylaws provide that our Board of Directors:

●	Consists of not less than five nor more than 20 members, and our Board is authorized to set and change the actual number of our directors from time to time within those limits; and

●

Is divided into three classes and directors are elected to staggered three-year terms, and that each year the terms of the directors in one class expire and directors in that class are elected for new three-year terms or until their respective successors have been duly elected and qualified.

Nominees

The number of members of our Board of Directors currently is set at fifteen. The terms of six of our current directors listed in the table below expire at the Annual Meeting, and, based on the recommendation of our Nominations Committee, each of them has been nominated by our Board for reelection for the term indicated below.

Name and Age	Positions with Us and the Bank (1)	First Elected (2)	Proposed Term of Office (3)	Principal Occupation and Business Experience
Dexter R. Barbee, Sr. 69	Director	1997	3 years

Sales Agent, Mount Vernon Mills, Inc. (since 2008) (textiles); President, Barbee Holdings, Inc. Manager, (since 2005) (real estate investment), Barbee Properties LLC (since 2005) (property management); previously, Chairman, CPC Chemical Holdings (2005-2008) and Chairman, Apollo Chemical Corp. (1968-2005) (textile chemical production)

Thomas E. Chandler 73	Director	1997	3 years	Chairman, Chandler Concrete Co., Inc. (concrete producer)

James H. Smith, Jr. 53	Director	1997	3 years	Chairman and President, Villane, Inc. (real estate development and investment management); Chairman, Trust Company of the South (investment management)

Charles T. Canaday, Jr. (2) 47	President and Chief Executive Officer	2007	3 years	Our executive officer

James B. Crouch, Jr. (2) 60	Director	2008	3 years	Vice President, Harris, Crouch, Long, Scott & Miller, Inc. (insurance brokerage)

George C. Waldrep, Jr. (2) 69	Director	2008	1 year	Retired

(1)	Listings of the members of committees of our Board are contained below under the heading “Committees of Our Board.”
(2)	“First elected” refers to the year in which each individual first became a director of the Bank. With the exception of Mr. Canaday, Mr. Crouch and Mr. Waldrep, each person first became our director during 2002 in connection with our organization as the Bank’s holding company and previously served as a director of the Bank. Mr. Canaday first became our director during November 2007. Mr. Crouch was appointed as a director during October 2008 and previously had served as a director from 1997 to 2003. Mr. Waldrep was appointed as a director during November 2008.
(3)	Under North Carolina law, when directors are divided into classes, the number of directors in each class should be as nearly equal as possible. Mr. Waldrep’s proposed term has been set at one year so that each of the Board’s three classes will contain an equal number of directors.

Our Board of Directors recommends that you vote “FOR” each of the six nominees named above. The six nominees receiving the highest numbers of votes will be elected.

Incumbent Directors

The following table contains information about our other nine current directors whose terms of office will continue after the Annual Meeting.

Name and Age	Positions with Us and the Bank (1)	First Elected/ Current Term Expires (2)	Principal Occupation and Business Experience
H. Thomas Bobo 64	Director	1997 / 2011	Chairman, Fairystone Fabrics, Inc. (textile manufacturing)

F. D. Hornaday III 59	Vice Chairman	1997 / 2011	President and Chief Executive Officer, Knit Wear Fabrics, Inc. (circular knit manufacturer)

Teena M. Koury 51	Director	1997 / 2011	Co-owner, Carolina Hosiery Mills, Inc. (textiles)

John H. Love 49	Director	1997 / 2011	President, W. E. Love & Associates, Inc. (insurance brokerage)

James B. Powell 70	Director	1997 / 2011	Manager, Allemanni, LLC (personal investments) (since 2000); previously, Owner and Lab Director, Paladin Laboratories (clinical laboratory) (2005-2007)

James R. Copland III 68	Chairman	1997 / 2010	Chairman, Copeland Industries, Inc. and Copland Fabrics, Inc. (textiles)

John Anthony Holt, Sr. (2) 46	Director	2007 / 2010	President and Chief Executive Officer, Dynayarn USA, LLC (yarn manufacturer)

John K. Roberts 60	Director	1997 / 2010	Chief Executive Officer, Eagle Affiliates, Inc. (real estate consulting and management); Chief Executive Officer, Lake Area Development, Inc. (real estate development); previously, Chief Executive Officer, Final Frontier, Inc. (closet factory franchise) (2003-2006)

Robert A. Ward 68	Director	1997 / 2010	Retired; previously, Executive Vice President and Chief Financial Officer, Unifi, Inc. (textiles) (1971-2005)

(1)	Listings of the members of committees of our Board are contained below under the heading “Committees of Our Board.”
(2)	“First elected” refers to the year in which each individual first became a director of the Bank. With the exception of Mr. Holt, each person first became our director during 2002 in connection with our organization as the Bank’s holding company and previously had served as a director of the Bank.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors periodically reviews transactions, relationships and other arrangements involving our directors and determines which of the directors the Board considers to be “independent.” In making those determinations, the Board applies the independence criteria contained in the listing requirements of The Nasdaq Stock Market. The Board has directed our Nominating and Corporate Governance Committee to assess each outside director’s independence and report its findings to the Board in connection with the Board’s periodic determinations, and to monitor the status of each director on an ongoing basis and inform the Board of changes in factors or circumstances that may affect a director’s ability to exercise independent judgment.

The following table lists our current directors, persons who served as directors during 2008, and all nominees for election as directors at the Annual Meeting, who our Board believes were, during their terms of office, and will be if elected, “independent” directors under Nasdaq’s criteria.

Dexter R. Barbee, Sr.	John Anthony Holt, Sr.	James B. Powell
H. Thomas Bobo	F. D. Hornaday III	John K. Roberts
Thomas E. Chandler	Teena M. Koury	James H. Smith, Jr.
James R. Copland III	John H. Love	George C. Waldrep, Jr.
James B. Crouch, Jr.		Robert A. Ward

In addition to the specific Nasdaq criteria, in assessing the independence of our directors, the Committee and the Board consider whether they believe any other transactions, relationships, arrangements or other factors could impair a director’s ability to exercise independent judgment. In its determination that the above directors are independent, those other factors considered by the Committee and the Board included: (1) the Bank’s lending relationships with each of the listed directors; and (2) Mr. Crouch’s wife’s part-time employment with the Bank as an on-call teller. The Board concluded that Mr. Crouch is independent under Nasdaq’s criteria, but that he would not be appointed as a member of our Audit Committee.

Executive Sessions of Independent Directors

In conjunction with the Board’s regular meetings, our independent directors meet separately, in an executive session, without management or non-independent directors and, at their discretion, they also may hold separate meetings at any other time. Our independent directors met eight times during 2008.

Attendance by Directors at Meetings

Board of Directors Meetings. Our Board of Directors met eight times during 2008. Each of our current directors attended at least 75% of the aggregate number of those meetings and meetings of any committees on which he or she served.

Annual Meetings. Attendance by our directors at Annual Meetings of our shareholders gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time during the year. Our Board of Directors recognizes that our outside directors have their own business interests and are not our employees, and that it is not always possible for them to attend Annual Meetings. However, our Board’s policy is that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders and that our directors are expected to attend each Annual Meeting whenever possible. Twelve of our 13 directors then in office attended our last Annual Meeting which was held during May 2008.

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communication to our Board of Directors at:

MidCarolina Financial Corporation Attention: Board of Directors 3101 South Church Street Burlington, North Carolina 27215

You also may send communications by email to directors@midcarolinabank.com. You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and, with the exception of communications that he considers to be unrelated to our or the Bank’s business, forwarded to the intended recipients. Copies of communications from a customer of the Bank relating to a deposit, loan or other financial relationship or transaction will be forwarded to the department or division most closely associated with the subject of the communication and, if appropriate, to the Chairman of our Audit Committee.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics which applies to our directors and executive officers, including our senior financial officers, and, among other things, is intended to promote:

●	Honest and ethical conduct;

●	The ethical handling of actual or apparent conflicts of interests between personal and professional relationships;

●	Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the Securities and Exchange Commission and in other public communications we make;

●	Compliance with applicable governmental laws, rules and regulations;

●	The internal reporting of violations of the code to an appropriate person; and

●	Accountability for adherence to the code.

A copy of the Code is posted on our Internet website at www.midcarolinabank.com.

COMMITTEES OF OUR BOARD

General

Our Board of Directors has three independent, standing committees that assist the Board in oversight and governance matters. They are the Audit Committee, the Nominations and Corporate Governance Committee, and the Compensation Committee. Each Committee operates under a written charter approved by our Board that sets out their composition, authority, duties and responsibilities. We believe that each member of those committees is an “independent director” as that term is defined by Nasdaq’s listing standards. Current copies of the charters of those Committees are posted on the Bank’s Internet website at www.midcarolinabank.com. The Board also has an Executive Committee, of which all members are independent directors. The current members of each committee are listed in the following table, and the function of and other information about each committee is described in the paragraphs below.

Audit	Nominations and Corporate Governance	Compensation	Executive
John K. Roberts - Chairman	John H. Love - Chairman	Robert A. Ward - Chairman	James R. Copland III - Chairman
John Anthony Holt, Sr.	Dexter R. Barbee, Sr.	Dexter Barbee, Sr.	F. D. Hornaday III
F. D. Hornaday III	Thomas E. Chandler	Thomas E. Chandler	Thomas E. Chandler
John H. Love	James B. Crouch, Jr.	F. D. Hornaday III	John H. Love
James H. Smith, Jr.	Teena M. Koury	John H. Love	John K. Roberts
	John K. Roberts	John K. Roberts	Robert A. Ward
	Robert A. Ward	James H. Smith, Jr.

Audit Committee

Function. Our Audit Committee is a joint committee of our and the Bank’s Boards of Directors. Under its charter, the Committee is responsible for:

●	Appointing our independent accountants and approving their fees and the terms of their engagement;

●	Approving services proposed to be provided by the independent accountants; and

●	Monitoring and overseeing the quality and integrity of our accounting and financial reporting process and systems of internal controls.

The Committee reviews various reports from our independent accountants (including its annual report on our audited consolidated financial statements), reports we file under the Securities and Exchange Act of 1934, as well as reports of examinations by our regulatory agencies, and it generally oversees our internal audit program. The Committee met four times during 2008.

Audit Committee Financial Expert. John K. Roberts, the Audit Committee Chairman, at one time served as a financial analyst for a Fortune 500 company where his responsibilities included the review and analysis of financial statements of that company and of potential acquisition targets. Based on that prior experience, our Board of Directors believes that Mr.  Roberts is an “audit committee financial expert” as that term is defined by rules of the Securities and Exchange Commission.

Audit Committee Report

Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for 2008, the Committee has:

●	Reviewed our audited consolidated financial statements for 2008 and discussed them with management;

●	Discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

●	Received written disclosures and a letter from our independent accountants required by independence standards of the PCAOB (PCAOB Rule 3526); and

●	Discussed the independence of our independent accountants with the accountants.

Based on the above reviews and discussions, the Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2008 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

Members of the Audit Committee who participated in the reviews and discussions described above pertaining to the preparation and audit of our consolidated financial statements for 2008 are named below.

The Audit Committee:

John Anthony Holt, Sr.	F. D. Hornaday III	John H. Love	John K. Roberts	James H. Smith, Jr.

Nominations and Corporate Governance Committee

Function. Our Nominations and Corporate Governance Committee is a committee of our Board. Under its charter, and among other duties and responsibilities assigned from time to time by the Board, the Committee identifies individuals who are qualified to become directors and recommends candidates to the Board for selection as nominees for election as directors at our Annual Meetings and for appointments to fill vacancies on the Board. The Committee met five times during 2008.

The Committee seeks to recommend individuals who have high personal and professional integrity, who demonstrate ability and judgment, and who, with other members of the Board, will be effective in collectively serving the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal banking regulators, and the Committee may develop other criteria or minimum qualifications for use in identifying and evaluating candidates. In identifying candidates to be recommended to the Board of Directors, the Committee considers incumbent directors and candidates suggested by our management, other directors and our shareholders. The Committee has not used the services of a third-party search firm. Shareholders who wish to recommend candidates to the Committee should send their recommendations in writing to:

Nominations and Corporate Governance Committee
MidCarolina Financial Corporation
Attention: Corporate Secretary
3101 South Church Street
Burlington, North Carolina 27215

Each recommendation should be accompanied by the following:

●

The full name, address and telephone number of the person making the recommendation, a statement that the person making the recommendation is a shareholder of record (or, if the person is a beneficial owner of our shares but not a record holder, a statement from the record holder of the shares verifying the number of shares beneficially owned), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of our next Annual Meeting;

●

The full name, address and telephone number of the candidate being recommended, information regarding the candidate’s beneficial ownership of our equity securities and any business or personal relationship between the candidate and the person making the recommendation, and an explanation of the value or benefit that the person making the recommendation believes that the candidate would provide as a director;

●

A statement signed by the candidate that he or she is aware of and consents to being recommended to the Committee and will provide information that the Committee may request in connection with its evaluation of candidates;

●	A description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any areas of particular expertise;

●

Information regarding any business or personal relationships between the candidate and any of our or the Bank’s customers, suppliers, vendors, competitors, directors or officers, affiliated companies, or other persons with any special interest regarding our company or our affiliated companies, and any transactions between the candidate and our company or any of our affiliated companies; and

●	Any information in addition to the above regarding the candidate that would be required to be included in our proxy statement pursuant to the Securities and Exchange Commission’s

Regulation 14A (including without limitation information regarding legal proceedings in which the candidate has been involved within the past five years).

In order to be considered by the Committee in connection with its recommendations of candidates for selection as nominees for election at an Annual Meeting, a shareholder’s recommendation must be received by the Committee not later than the 120th day prior to the first anniversary of the date that our proxy statement was first mailed to our shareholders in conjunction with our preceding year’s Annual Meeting. Recommendations submitted by shareholders other than in accordance with these procedures will not be considered by the Committee.

The Committee will evaluate candidates recommended by shareholders in a manner similar to its evaluation of other candidates. The Committee will select candidates to be recommended to the Board of Directors each year based on its assessment of, among other things, (1) the candidates’ business, personal and educational background and experience, community leadership, independence, geographic location within the Bank’s service area, and their other qualifications, attributes and potential contributions; (2) the past and future contributions of our current directors, and the value of continuity and prior Board experience; (3) the existence of one or more vacancies on the Board; (4) the need for a director possessing particular attributes or particular experience or expertise; (5) the role of directors in the Bank’s business development activities; and (6) other factors that it considers relevant, including any specific qualifications the Committee adopts from time to time.

The Nominations and Corporate Governance Committee recommended to our Board of Directors that our six incumbent directors whose terms are expiring be nominated for reelection at the Annual meeting for new terms.

Compensation Committee

Function. Our Compensation Committee is a joint committee of the Bank’s and our Boards of Directors. The Committee met nine times during 2008.

Under its charter, and in addition to other duties that may be assigned to it from time to time by the Boards, the Committee:

●

Determines the cash and other compensation paid or provided to our and the Bank’s Chief Executive Officer, other executive officers and senior management, and establishes policies on employment agreements, severance agreements and change in control agreements with those persons; and

●

Makes recommendations to the Board regarding the adoption of new incentive or equity compensation plans, or changes in existing plans, under which compensation is or will be paid or provided to those persons.

The Committee also reviews and makes recommendations to the Boards regarding amounts of compensation paid to our directors.

In performing its duties, the Committee may, if it considers it appropriate, delegate any of its responsibilities to a subcommittee. The Committee may conduct investigations and request and consider any information (from management or otherwise) that it believes is necessary, relevant or helpful in its deliberations and in making its recommendations. It may rely on information provided by management without further verification. However, when the Committee takes an action, it should exercise independent judgment on an informed basis and in a manner it considers to be in the best interests of our shareholders. In matters related to the compensation of executive officers other than our President and Chief Executive Officer, the Committee considers information provided by our President and Chief Executive Officer about the individual performance of those other officers and his recommendations as to their compensation. After receiving the Committee’s recommendations, the Boards make all final decisions regarding compensation matters.

The Committee may retain the services of outside counsel or consultants, at our or the Bank’s expense, and on terms (including fees) that it approves. However it did not use an outside consultant during 2008.

Executive Committee

Our Executive Committee is a joint committee of our and the Bank’s Boards of Directors. Under our and the Bank’s Bylaws, and subject to limitations imposed under North Carolina law or by the Boards, the Committee is authorized to exercise all the powers of the Boards in the management of our and the Bank’s affairs when the Boards are not in session. The Executive Committee met three times during 2008.

EXECUTIVE OFFICERS

We consider the Bank’s and our officers who are listed below to be our executive officers.

Charles T. Canaday, Jr., age 47, serves as our and the Bank’s President and Chief Executive Officer. He previously served as our and the Bank’s Chief Operating Officer and Executive Vice President from 2004 until 2007 and as the Bank’s Vice President and Senior Commercial Lender from 2000 until 2004. He has a total of 25 years of banking experience.

Christopher B. Redcay, age 56, has served as our and the Bank’s Chief Financial Officer, Senior Vice President and Treasurer since 2003 and our and the Bank’s Corporate Secretary since 2007. He has a total of 25 years of banking experience.

R. Craig Patterson, age 47, has served as our Chief Credit Officer and Senior Vice President since 2004 and the Bank’s Chief Credit officer and Senior Vice President since its inception in 1997. He has a total of 21 years of banking experience.

EXECUTIVE COMPENSATION

Summary

The following table shows the cash and other compensation paid or provided to or deferred by our named executive officers for 2008 and 2007. Our executive officers are compensated by the Bank for their services as its officers, and they receive no separate salaries or other cash compensation from us for their services as our officers. Each of the named officers is employed under an employment agreement as described below.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (2)	Bonus (3)	Option Awards (4)	Change in Pension Value (5)	All Other Compensation (6)	Total
Charles T. Canaday, Jr. (1) President and	2008	$230,000	$65,000	$-0-	$17,869	$22,593	$335,462
Chief Executive Officer	2007	186,415	85,000	-0-	16,747	19,703	307,865

Christopher B. Redcay Senior Vice President and	2008	148,400	45,000	-0-	45,629	13,231	252,260
Chief Financial Officer	2007	140,000	50,000	-0-	42,765	13,142	245,907

R. Craig Patterson Senior Vice President and	2008	139,750	45,000	-0-	17,471	8,952	211,173
Chief Financial Officer	2007	130,000	65,000	-0-	16,375	8,333	219,708

(1)	Mr. Canaday is a member of our and the Bank’s Boards of Directors, but he receives no additional compensation for his service as a director.
(2)	Includes amounts deferred at each officer’s election under our Section 401(k) plan.
(3)	Represents discretionary bonuses approved by our Compensation Committee and Board and paid for each year.
(4)	All outstanding stock options held by the named executive officers are fully vested and exercisable. As a result, during 2008 and 2007 we did not recognize any compensation expense for those options under SFAS 123R.
(5)	Reflects the increase during each year in the present value of each officer’s future benefits under their Salary Continuation Agreements described below under the caption “Retirement Benefits.”
(5)	The following table describes each officer’s “Other Compensation” for 2008.

Description	Mr. Canaday	Mr. Redcay	Mr. Patterson
The Banks’ matching contributions for the officers’ accounts under our Section 401(k) plan	$13,800	$8,923	$8,376

Automobile expense allowance paid in cash	4,800	1,800	-

Club dues paid by the Bank	3,400	-	-

Value officers are treated as receiving related to death benefit under split-dollar insurance policies (a)	593	2,508	576

(a)	As described below under the caption “Potential Payments Upon Termination of Employment and Change of Control - Endorsement Split-Dollar Agreements,” the named officers are covered by split-dollar life insurance policies that are owned by the Bank and for which it paid lump-sum premiums in prior years. No premiums were paid on those policies during 2008, and no premiums on those policies are included in the table.

We also provide our officers with group life, health, medical and other insurance coverages that are generally available to all salaried employees, and the cost of that insurance is not included in the table.

Employment Agreements

Our three officers named in the Summary Compensation Table above are employed by the Bank under Employment Agreements entered into during May 2008. Mr. Canaday’s agreement provides for:

●	An initial “rolling term” of three years that, at the end of each year, is extended by one additional year unless either the Bank or Mr. Canaday gives notice that the agreement will not be extended;

●	Annual base salary (originally $230,000) which is subject to review and periodic increase by the Bank’s Board;

●	Payment of monthly country club dues and a $400 per month automobile allowance; and

●	The right to participate in bonus or incentive plans and other benefits made available by the Bank to its executive officers.

The Bank’s agreements with Mr. Redcay and Mr. Patterson provide for:

●

Terms of employment that do not obligate the Bank to employ the officers for any particular length of time and that may be terminated by the Bank for any reason at any time upon 90 days written notice in the case of Mr. Redcay’s Agreement and without notice in the case of Mr. Patterson’s Agreement;

●

Annual base salaries (originally $151,200 for Mr. Redcay and $143,000 for Mr. Patterson) which are subject to review and periodic increase by the Bank’s Board, and, in the case of Mr. Redcay’s Agreement, a $150 per month automobile allowance; and

●	The right to participate in bonus or incentive plans and other benefits made available by the Bank to its executive officers.

All three agreements contain other provisions under which payments and benefits will be provided to each executive officer, and that limit each officer’s ability to compete against the Bank, following termination of his employment under various circumstances, including termination following a change in control of the Bank. Those provisions are described below under the caption “Potential Payments Upon Termination of Employment or a Change of Control.”

The new Employment Agreements superseded and replaced Severance Agreements between the Bank and each of the three officers which had been in effect since 2005.

Plan-Based Awards

We have two compensation plans under which stock options have been granted, or from time to time in the future may be granted, to our executive officers. They are our:

●	Employee Stock Option Plan (the “Old Plan”) which has expired but under which options to buy shares of our common stock previously have been granted and remain outstanding; and

●

Omnibus Stock Ownership and Long Term Incentive Plan (the “New Plan”) under which options have been granted and restricted stock, long-term incentive compensation units, stock appreciation rights and book value shares may be granted in the future.

Stock options give the officers to whom they are granted the right to buy shares of our common stock during a stated period of time (ordinarily ten years) at a fixed price per share equal to the fair market value of our stock as determined under the terms of the plans on the dates of grant. Options usually “vest,” or become exercisable, at intervals as to portions of the shares they cover based on a vesting schedule. They generally terminate immediately on the date of, or after a stated number of days following, the termination of an officer’s employment. Options may be granted as “incentive stock options” that qualify for special tax treatment under the Internal Revenue Code, or they may be “non-qualified stock options” that do not qualify for that special tax treatment.

In addition to stock options, the New Plan authorizes the grant of other types of awards, including restricted stock awards (conditional grants of shares of our common stock to officers subject to restrictions), long-term incentive compensation units (under which shares of our common stock and cash may be paid to employees based on the extent to which performance goals or criteria set by the Compensation Committee are achieved), stock appreciation rights (under which payments may be made to officers based on increases in the market value of a specified number of shares of our common stock during the term of the awards), and book value shares (under which payments may be made to officers based on increases in the book value of a specified number of shares of our common stock during the term of the awards). However, we have never granted any such other awards.

Stock options granted under the Old Plan and New Plan have not included any performance-based conditions. The price per share and vesting schedules of stock options are determined by our Board based on the recommendation of the Compensation Committee at the time they are granted. The Committee has used its own judgment in determining the levels of awards that it considers to be reasonable, and there are no specific measures or criteria on which the Committee has determined the amounts of stock options that have been granted to executive officers.

New Awards During 2008. During 2008, no new stock options or other equity awards were granted to any of our executive officers named in the Summary Compensation Table.

Outstanding Stock Options. The following table contains information about all stock options held on December 31, 2008, by our executive officers named in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2008 YEAR END

	Option Awards
Name	Number of Securities Underlying Unexercised Stock options (Exercisable)	Number of Securities Underlying Unexercised Stock Options (Unexercisable)	Option Exercise Price	Option Expiration Date
Charles T. Canaday, Jr.	23,375	-0-	$10.29	12/23/2015
Christopher B. Redcay	12,375	-0-	7.78	12/15/2013
R. Craig Patterson	23,375	-0-	10.29	12/23/2015

Retirement Benefits

During May 2008, the Bank entered into restated Salary Continuation Agreements with Messrs. Canaday, Redcay and Patterson under which the Bank will pay an annual retirement benefit of $70,000 to the officers in monthly payments for their lifetimes following the termination of their employment on or after age 65. The new, restated Agreements replaced similar agreements with the three officers that had been in effect since 2004. The purpose of the new agreements was to make changes to conform the agreements to the requirements of Section 409A of the Internal Revenue Code.

Under generally excepted accounting principles, the Bank accrues a liability on its books each year for its obligation to each officer under his agreement. These accruals are in amounts such that, at each officer’s normal retirement age, his “accrual balance” will equal the then-current present value of the officer’s normal retirement benefits for his expected lifetime. Each officer’s accrual balance increases each year by a level principal amount, plus interest at an assumed discount rate. The discount rate for 2008 was 6.50%. It may be changed from time to time in the future to maintain the rate within reasonable standards under generally accepted accounting principles. An officer’s accrual balance at the time of any termination of employment prior to normal retirement age will be the amount accrued on the Bank’s books at that time for its liability to the officer.

If an officer’s employment terminates before age 65 for any reason other than death, termination for cause or following a change in control, the Bank will pay a reduced benefit to the officer for life in an amount calculated to fully amortize the officer’s accrual balance at the time of termination over a period beginning at the officer’s normal retirement age for his expected lifetime (taking into account interest on that balance during the payment period). Those payments will begin on the later of the first day of (1) the seventh month after termination of the officer’s employment, or (2) the month after the officer reaches age 65. In the case of termination as a result of an officer’s disability, payments will begin following the expiration of six months from the termination of the officer’s employment. If an officer dies while employed by the Bank, or following termination of his employment under circumstances such that he is entitled to a benefit under his Agreement, his or her beneficiaries would receive a lump-sum payment in an amount equal to the officer’s accrual balance at the time of death.

If, within 12 months following a “change in control” (as defined below) of our company or the Bank, an officer’s employment is terminated involuntarily without cause, or the officer terminates his own employment with “good reason” (as defined below), the Bank will be obligated to pay to the officer, in a lump sum, an amount equal to his projected accrual balance at age 65, without discount for the time-value of money. If a change in control occurs after an officer has begun receiving benefit payments, or following termination of his employment but before the commencement of benefit payments, the officer will be entitled to receive, in a lump sum, the amount of his remaining accrual balance.

An officer’s Agreement will terminate automatically, and his right to payments will be forfeited, if his employment is terminated for cause.

As defined in the agreements, a “change of control” will occur if, in general:

●	A person or group accumulates ownership of our or the Bank’s stock that amounts to more than 50% of the total fair market value or total voting power of all outstanding shares;

●	A majority of our Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of our Board; or

●	A person or group acquires assets from us with a total gross fair market value exceeding 50% of the total fair market value of all of the Bank’s assets.

An officer will have “good reason” to terminate his own employment following a change in control if there is:

●	A material reduction in the officer’s base compensation, in his authority, duties or responsibility, or in the budget over which he has authority;

●	A material change in the geographic location at which the officer must perform services; or

●	A material breach by the Bank in any employment agreement between the officer and the Bank.

The following table shows the amount of the accrual balance on the Bank’s books at December 31, 2008, for its obligation to each officer under his Salary Continuation Agreement.

Name	Accrual Balance (1)
Charles T. Canaday, Jr.	$127,320
Christopher B. Redcay	175,057
R. Craig Patterson	126,520

(1)	Each officer’s “accrual balance” reflects the total amount accrued by the Bank on its books for its liability to that officer for benefits under the officer’s agreement.

The following table lists the actual amounts of payments that would have been made to the named executive officers under their Salary Continuation Agreements if their employment had been terminated under the specified circumstances as of December 31, 2008.

Name	Monthly payment following termination at age 65 (1)	Monthly payment following termination or disability before age 65 (2)	Lump-sum payment following death (3)	Lump-sum payment following change in control (4)
Charles T. Canaday, Jr.	$5,833	$3,208	$127,320	$723,065
Christopher B. Redcay	5,833	3,208	175,057	723,065
R. Craig Patterson	5,833	3,208	126,520	723,065

(1)	Payment amounts assume termination of each officer’s employment on December 31, 2008, at age 65. Payments would be made monthly for life.
(2)	Reduced payments are payable for life following termination of employment before age 65 for any reason other than death, termination for cause, or termination following a change in control. Each officer’s payment amount in the table assumes termination of employment on December 31, 2008, and is the amount calculated to amortize the officer’s actual accrual balance on that date over a period beginning at age 65 and for his expected lifetime. Each officer’s payments would begin on the first day of the later of the seventh month following termination of his employment or of the month after he reaches age 65, or, in the case of disability, after six months following termination of his employment, and would be made monthly for life.
(3)	Each officer’s lump-sum payment amount equals his accrual balance on December 31, 2008.
(4)	A lump-sum payment would be made if, within 12 months following a change in control, an officer’s employment is terminated involuntarily without cause, or an officer terminates his own employment with good reason. Each officer’s lump-sum payment amount equals his currently projected accrual balance at age 65, without discount for the time value of money.

Potential Payments Upon Termination of Employment or a Change of Control

Under arrangements between the Bank and our officers named in the Summary Compensation Table above, the officers will receive payments and benefits from the Bank if their employment terminates under various circumstances. Those arrangements, and the payments each officer would receive following different termination events, are described in the following paragraphs.

Employment Agreements. The Employment Agreements between the Bank and Messrs. Canaday, Redcay and Patterson are described above under the caption “Employment Agreements.”

Under Mr. Canaday’s agreement, if his employment is terminated without cause, he will continue to receive his base salary for the remaining term of his agreement. Additionally, the Bank may elect to enforce a covenant contained in the agreement that would prohibit Mr. Canaday from competing against the Bank during a two-year restriction period described in the agreement following his termination (the “Covenant Not To Compete”). If the Bank does that, it will make additional monthly payments to Mr. Canaday for two years in an aggregate amount equal to two times his “Average Annual

Total Cash Compensation” (which is defined in all the agreements as the average of the officer’s base salary plus cash bonuses for the three calendar years preceding the year in which the termination of his employment occurs).

If, within two years following a change in control of our company or the Bank:

●	Mr. Canaday’s employment is terminated without cause, or

●	He terminates his own employment with “good reason” (as defined below),

he will be paid an aggregate amount (payable in monthly payments for three years) equal to three times his Average Annual Total Cash Compensation. Those payments will be in lieu of any other payments under his agreement.

Under the agreements with Messrs. Redcay and Patterson, if, within two years following a change in control of our company or the Bank:

●	Their employment is terminated without cause, or

●	They terminate their own employment with “good reason” (as defined below),

they will be paid an aggregate amount (payable in monthly payments for two years) equal to two times their Average Annual Total Cash Compensation.

The agreements with Messrs. Redcay and Patterson do not obligate the Bank to employ them for any particular period of time, so they are not entitled to any payments if their employment is terminated involuntarily by the Bank, with or without cause, other than as provided above following a change in control or unless such termination is without at least 90 days written notice. However, under Mr. Redcay’s agreement, if the Bank terminates his employment, it may elect to enforce the Covenant Not To Compete contained in his agreement. If the Bank does that, it will make monthly payments to Mr. Redcay for two years in an aggregate amount equal to two times his Average Annual Total Cash Compensation.

All three officers’ agreements provide that, in the case of a voluntary termination by them of their own employment without good reason following a change in control, the Bank may elect to enforce the Covenant Not To Compete contained in the agreements. If the Bank does that, it will make monthly payments to the officers for two years in an aggregate amount equal to two times their Average Annual Total Cash Compensation. The agreements with Messrs. Canaday and Redcay provide for similar payments following any voluntary termination when there has not been a change in control.

As defined in the agreements in general, a “change in control” will occur if:

●	A person or group accumulates ownership of our or the Bank’s stock that amounts to more than 50% of the total fair market value or total voting power of all outstanding shares;

●	A majority of our Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of our Board; or

●	A person or group acquires assets from us with a total gross fair market value exceeding 50% of the total fair market value of all of the Bank’s assets.

Under the agreements, an officer will have “good reason” to terminate his own employment following a change in control if there is:

●	A material reduction in his base compensation, in his authority, duties or responsibilities, or in the budget over which he has authority;

●	A material change in the geographic location at which the officer must perform services; or

●	A material breach by the Bank in any employment agreement between the officer and the Bank.

Under the Covenant Not To Compete contained in the three agreements, while the officers receive payments under their agreements, they may not directly or indirectly compete with the Bank in any county where the Bank has an office, in any contiguous county or within a 15 mile radius. In addition, following any termination of their employment, the Officers may not disclose or make use of any confidential information about the Bank’s business that they received during their employment.

The following table lists aggregate payments that would have been paid to the named executive officers under their Employment Agreements if their employment had terminated under various circumstances on December 31, 2008.

Type of Termination Event and Description of Payment	Mr. Canaday	Mr. Redcay	Mr. Patterson
Involuntary Termination Without Cause, Other Than After a Change in Control:
Base salary for remaining term of Employment Agreement	$555,833 (1)	-	-
Base salary for 90 days if termination is without prior written notice	-	$37,282	$35,260
Payments if Covenant Not To Compete is enforced (2)	530,944	388,934	(4)

Involuntary Termination Without Cause, or Voluntary Termination With Good Reason, After a Change in Control (3)	796,416	388,934	379,834
Voluntary Termination Without Good Reason After a Change in Control:
Payments if Covenant Not To Compete is enforced (2)	530,944	388,934	379,834
Voluntary Termination Other Than After a Change in Control (2)
Payments if Covenant Not To Compete is enforced (2)	530,944	388,934	(4)

(1)	Reflects the aggregate amount of monthly payments that would be made during the remaining term of Mr. Canaday’s Employment Agreement (approximately 29 months on December 31, 2008).
(2)	Reflects the aggregate amount of monthly payments that would be made to each officer during a period of two years if the Bank elected to enforce the Covenant Not To Compete contained each officer’s Employment Agreement. These payments would not be made if the Bank did not make that election.
(3)	Reflects the aggregate amount of monthly payments that would be made to each officer during a period of two years.
(4)	The Bank may not enforce the Covenant Not To Compete in the case of a termination of Mr. Patterson’s employment under these circumstances. As a result, no payments would be made.

Salary Continuation Agreements. Under the Salary Continuation Agreements described above, retirement benefits will be paid by the Bank to Messrs. Canaday, Redcay and Patterson for life following termination of their employment at or after age 65, and payments will be made to them following a termination of their employment before age 65 under various circumstances. The terms of and the amounts of benefits that may be paid under those agreements are described above under the caption “Retirement Benefits.”

Omnibus Stock Ownership and Long Term Incentive Plan. In the event of a change in control transaction (as defined below), stock options granted under the New Plan will terminate if provision is not made in connection with the transaction for the options to be assumed by a successor company or otherwise to continue in effect. However, in any such event, the options will become immediately exercisable in full, without regard to any vesting schedule, and may be exercised on the date of the change of control, unless accelerating exercisability of the options would result in an excess parachute payment under Section 280G of the Internal Revenue Code. As defined in the agreements, a “change of control transaction” will occur if:

●	A person or group accumulates ownership of our or the Bank’s stock that amounts to more than 50% of the total fair market value or 35% or more of the total voting power of all outstanding shares;

●	A majority of our Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of our Board; or

●	A person or group acquires assets from us with a total gross fair market value exceeding 40% of the total fair market value of all of the Bank’s assets.

On December 31, 2008, all stock options held by Messrs. Canaday, Redcay and Patterson had become exercisable. As a result, there would have been no acceleration of the vesting of their options if there had been a change in control transaction on that date.

Life Insurance Benefits. The Bank has purchased life insurance policies on the lives of each of our named executive officers, and has entered into an Endorsement Split-Dollar Agreement with each of them. The policies are owned by the Bank. Under the agreements, upon an officer’s death while he remains employed by the Bank, 80% of the “net death proceeds” of that officer’s policy will be paid to his designated beneficiary. The net death proceeds of a policy will equal the total death benefit payable under the policy minus the cash surrender value of the policy. The Bank will receive the remainder of the death benefits, including the full cash surrender value of the policy, which we expect will reimburse the Bank in full for its life insurance investment.

On December 31, 2008, the amount of the net death proceeds of the policies that would have been paid to each officer’s beneficiary following his death on that day was as follows: Mr. Canaday - $509,365; Mr. Redcay - $535,930; Mr. Patterson - $488,201.

Under the Bank’s group life insurance plan that is available on the same terms to all full-time employees, each named officer is entitled to death benefits equal to his annual salary at the time of death. Benefits payable to each name officer’s beneficiary following his death on December 31, 2008, would have been as follows: Mr. Canaday - $230,000; Mr. Redcay - $151,200; Mr. Patterson - $143,000.

DIRECTOR COMPENSATION

General

Directors Fees. Our outside directors serve and are compensated for their services as directors of the Bank, and they receive no additional cash compensation for their services as our directors. Mr. Canaday is compensated as an officer of the Bank, and he receives no additional compensation for his service as a director. The following table describes our standard schedule of fees paid to our outside directors following our 2008 Annual Meeting.

Description	Amount

Monthly fee paid to the Chairman of the Bank’s Board	$1,600

Monthly fee paid to the Vice Chairman of the Bank’s Board	1,500

Monthly fee paid to Chairmen of the Audit and Loan Committees	600

Per diem fee for attendance at meetings of the Bank’s Board (1)	400

Per diem fee for attendance at Executive Committee meetings (1)	400

Per diem fee for attendance at other committee meetings (1) (2)	300

(1)	Our Chairman, Mr. Copland, and our Vice Chairman, Mr. Hornaday, do not receive additional fees for attendance at meetings of the Bank’s Board or its committees.
(2)	The Chairmen of the Audit and Loan Committees do not receive any additional fees for attendance at meetings of those committees.

Stock Options. At our 2008 Annual Meeting, our shareholders approved our 2008 Director Stock Option Plan (“Director Plan”), which authorizes grants of options from time to time to our directors to purchase shares of our common stock. Options generally are granted to directors for a stated term (ordinarily ten years) at a fixed price per share that is equal to the market value of our stock on the date the option is granted, and the options may include terms that provide for options to “vest,” or become exercisable, at intervals over a period of time. The Director Plan authorizes the issuance of an aggregate of up to 250,000 shares of our common stock upon the exercise of stock options granted under the Plan. Unless sooner terminated, the Director Plan will continue in effect until May 27, 2018, but our Board may at any time amend or terminate it.

New Awards During 2008. During 2008, we granted stock options under the Director Plan to each of our outside directors. The following table contains information about those options.

GRANTS OF PLAN-BASED AWARDS DURING 2008

Name	Grant Date	Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Dexter R. Barbee, Sr.	07/14/2008	5,000 (1)	$8.50	$15,645 (4)
H. Thomas Bobo	07/14/2008	5,000 (1)	8.50	15,645 (4)
Thomas E. Chandler	07/14/2008	5,000 (1)	8.50	15,645 (4)
James R. Copland III	07/14/2008	10,000 (1)	8.50	31,290 (4)
James B. Crouch, Jr.	10/21/2008	2,500 (2)	8.25	7,372 (5)
John Anthony Holt, Sr.	07/14/2008	5,000 (1)	8.50	15,645 (4)
F. D. Hornaday III	07/14/2008	10,000 (1)	8.50	31,290 (4)
Teena M. Koury	07/14/2008	5,000 (1)	8.50	15,645 (4)
John H. Love	07/14/2008	5,000 (1)	8.50	15,645 (4)
James B. Powell	07/14/2008	5,000 (1)	8.50	15,645 (4)

Name	Grant Date	Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
John K. Roberts	07/14/2008	5,000 (1)	8.50	15,645 (4)
James H. Smith, Jr.	07/14/2008	5,000 (1)	8.50	15,645 (4)
Robert A. Ward	07/14/2008	5,000 (1)	8.50	15,645 (4)
George C. Waldrep, Jr.	11/25/2008	2,500 (3)	9.00	8,152 (6)

(1)	The options become exercisable as to 20% of the covered shares in five equal annual installments beginning on July 14, 2008, and expire on July 14, 2018.
(2)	The option becomes exercisable as to 20% of the covered shares in five equal annual installments beginning on October 21, 2009, and expires on October 21, 2018.
(3)	The option becomes exercisable as to 20% of the covered shares in five equal annual installments beginning on November 25, 2009, and expires on November 25, 2018.
(4)	The grant date fair values have been calculated as of the grant date of each option pursuant to FAS 123R based on the Black-Scholes option pricing model and assuming 29.23% volatility, a 3.27% risk-free rate of return, no expected annual dividend yield, and an expected life of 6.5 years.
(5)	The grant date value has been calculated as of the grant date of the option pursuant to FAS 123R based on the Black-Scholes option pricing model and assuming 30.003% volatility, a 2.560% risk-free rate of return, no expected annual dividend yield, and an expected life of 6.5 years.
(6)	The grant date value has been calculated as of the grant date of the option pursuant to FAS 123R based on the Black-Scholes option pricing model and assuming 31.075% volatility, a 2.380% risk-free rate of return, no expected annual dividend yield, and an expected life of 6.5 years.

Director Compensation for 2008

The following table summarizes the compensation received by our outside directors for 2008.

2008 DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash	Option Awards (2)	Total
Dexter R. Barbee, Sr. (3)	$12,300	$1,629	$13,929
H. Thomas Bobo	8,100	1,629	9,729
Thomas E. Chandler	15,894	1,629	17,523
James R. Copland III	19,200	3,258	22,458
James B. Crouch, Jr. (4)	1,800	369	2,169
John Anthony Holt, Sr.	10,800	1,629	12,429
F. D. Hornaday III	18,000	3,258	21,258
Teena Marie Koury	6,000	1,629	7,629
John H. Love	11,300	1,629	12,929
James B. Powell	3,200	1,629	4,829
John K. Roberts	17,000	1,629	18,629
James H. Smith, Jr.	8,500	1,629	10,129
Robert A. Ward	12,500	1,629	14,129
George C. Waldrep, Jr. (4)	1,100	272	1,372

(1)	Mr. Canaday is not listed in the table. He is compensated as an officer and employee of the Bank and receives no separate compensation for his service as a director.
(2)

Reflects the amount of compensation expense, as calculated under SFAS 123R, that we recognized in our financial statements for 2008 relating to outstanding stock options held by each director. A discussion of material assumptions made in our valuation of and expense related to outstanding stock options is contained in Notes B and L to our audited consolidated financial statements. On December 31, 2008, our outside directors held stock options covering the following aggregate numbers of shares: Messrs. Barbee, Bobo, Chandler, Holt, Love, Powell, Roberts, Smith, Ward and Ms. Koury - 5,000 shares each; Messrs. Copland and Hornaday - 10,000 shares each; and Messrs. Crouch and Waldrep - 2,500 shares each.

(3)	In addition to fees paid under the standard arrangement described above, Mr. Barbee serves as Chairman of our local advisory board and, during 2008, received $300 for attendance at meetings of that group.
(4)	Mr. Crouch and Mr. Waldrep were appointed as directors during October and November 2008, respectively.

TRANSACTIONS WITH RELATED PERSONS

Our Policy

Our Board of Directors has adopted a written policy under which our Audit Committee, on an ongoing basis, will review and approve certain transactions, arrangements or relationships in which we or the Bank are a participant and in which any of our “related persons” has a material interest. Our related persons include our directors, nominees for election as directors, executive officers, beneficial owners of more than 5% of a class of our voting stock, and members of the immediate family of one of those persons.

Except as described below, the policy covers:

●

Any transactions, arrangement or relationships, or series of transactions, arrangements or relationships, that are required to be disclosed in our proxy statements under rules of the Securities and Exchange Commission (in general, those in which the dollar amount involved exceeds or will exceed an aggregate of $120,000, including all periodic payments); and

●

Any other transactions, arrangements or relationships in which the dollar amount involved exceeds or will exceed an aggregate of $20,000 (including all periodic payments) and that would fall in the first category above except for their amount being less than the $120,000 dollar threshold specified above.

The transactions covered by the policy generally include loans, but the policy does not cover loans made by the Bank in the ordinary course of its business that are subject to banking regulations relating to “insider loans” and that are required to be approved by a majority of the Bank’s Board of Directors. The policy also does not cover the provision of services by the Bank as a depositary of funds or similar banking services in the ordinary course of its business, or compensation paid to our executive officers, or to an immediate family member of a related person, that has been reviewed and approved, or recommended to our Board of Directors for approval, by our Compensation Committee. In the case of ongoing arrangements or relationships under which we or the Bank regularly obtain products or services related to our business operations, the Committee need not approve each separate transaction, but will review and approve each new arrangement or relationship and then monitor transactions on an ongoing basis.

In its review of related person transactions, the policy provides that the Committee should exercise independent judgment and should not approve any proposed transaction unless and until it has concluded to its satisfaction that the transaction:

●	Has been or will be agreed to or engaged in on an arm’s-length basis,

●	Is or will be on terms that are fair and reasonable to us or the Bank, and

●	Is in our or the Bank’s best interests.

Related Person Transactions During 2008 and 2007

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of our current directors, nominees for director, executive officers, principal shareholders, and our other related persons. All loans included in those transactions during 2008 were made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Principal Shareholders

We are not aware of anyone who owned, beneficially or of record, 5% or more of our outstanding common stock on the Record Date for the Annual Meeting.

Directors and Executive Officers

The following table describes the beneficial ownership of our common stock on the Record Date for the Annual Meeting by our current directors, nominees for election as directors, and certain named executive officers, individually, and by all of our current directors and executive officers as a group.

Name of beneficial owner	Amount and nature of Beneficial ownership (1)	Percent of class (2)

Dexter R. Barbee, Sr.	52,853	1.07%

H. Thomas Bobo	47,331	0.96%

James B. Crouch, Jr.	110,583	2.24%

Charles T. Canaday, Jr.	60,744	1.23%

Thomas E. Chandler	107,121	2.17%

James R. Copeland III	109,410	2.22%

John Anthony Holt, Sr.	24,415	0.50%

F. D. Hornaday III	64,499	1.31%

Teena Marie Koury	43,859	0.89%

John H. Love	36,643	0.74%

R. Craig Patterson	85,211	1.72%

James B. Powell	108,484	2.20%

Christopher B. Redcay	32,624	0.66%

John K. Roberts	77,359	1.57%

James H. Smith, Jr.	35,532	0.72%

Robert A. Ward	64,280	1.30%

George C. Waldrep, Jr.	5,400	0.11%

All current directors and executive officers as a group (17 persons)	1,066,348	21.03%

(1)

Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. The listed shares include the following numbers of shares with respect to which individuals named and included in the group have shared voting and investment power:

Mr. Bobo - 14,198 shares; Mr. Crouch - 18,520 shares; Mr. Chandler - 8,167 shares; Mr. Copeland - 4,490 shares; Mr. Holt - 16,332 shares; Mr. Hornaday - 6,282 shares; Mr. Powell - 20,418 shares; Mr. Roberts - 14,290 shares; Mr. Smith - 15,305 shares; Mr. Ward - 40,427 shares; all current directors and executive officers as a group - 158,429 shares. The listed shares also include the following numbers of shares that could be acquired by individuals named and included in the group pursuant to stock options that could be exercised within 60 days following the Record Date and with respect to which shares they may be deemed to have sole investment power only: Messrs. Barbee, Chandler, Love, Roberts, and Ward - 8,500 shares; Messrs. Bobo, Holt, Powell, Smith, and Ms. Koury - 3,500 shares; Messrs. Crouch, and Waldrep - 2,500; Messrs. Copeland and Hornaday - 9,500 shares; Mr. Redcay - 12,375 shares; Messrs. Canaday and Patterson - 23,375 shares and all current directors and executive officers as a group - 143,125 shares. Shares listed for certain of the named individuals have been pledged as security for loans as follows: Mr. Holt - 4,083 shares and Mr. Patterson - 40,837 shares.

(2)	Percentages are calculated based on 4,927,828 total outstanding shares plus, in the case of each named individual and the group, the number of additional shares (if any) that could be purchased by that individual or by persons included in the group pursuant to stock options that could be exercised within 60 days following the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers and principal shareholders are required by federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our common stock. Based on our review of copies of those reports, our proxy statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. We currently are not aware of any required reports which were not filed, or which were filed late, during 2008.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

Our Audit Committee has selected our current independent accounting firm, Dixon Hughes PLLC, to serve as our independent accountants for 2009. The Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants and to approve their compensation and terms of the engagement under which they provide services to us. Our shareholders are not required by our Bylaws or the law to ratify the Committee’s selection. However, we will submit a proposal to ratify the appointment of Dixon Hughes PLLC for 2009 for voting by shareholders at the Annual Meeting as a matter of good corporate practice and as a way for shareholders to be heard in the selection process. Representatives of Dixon Hughes PLLC are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so. If our shareholders do not ratify the Audit Committee’s selection, the Committee will reconsider its decision, but it could choose to reaffirm its appointment of Dixon Hughes PLLC. Even if our shareholders vote to ratify the Committee’s selection, during the year the Committee could choose to appoint different independent accountants at any time if it determines that a change would be in our best interests.

Our Board of Directors recommends that you vote “FOR” Proposal 2. To be approved,

the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

Services and Fees During 2008 and 2007

Except as described below, under its current procedures the Audit Committee specifically pre-approves all audit services and other services provided by our accountants. In the case of tax services and other permissible non-audit services, the Committee has delegated authority to its Chairman to pre-approve services between Committee meetings. Any approval of services by the Chairman is communicated to the full Committee at its next regularly scheduled meeting. The Committee also may authorize management to obtain tax services from our accountants from time to time during the year up to a specified aggregate amount of fees. Requests for advice in addition to that amount would require further approval.

As our independent accountants for 2008 and 2007, Dixon Hughes PLLC provided us with various audit and other services for which we and the Bank were billed, or expect to be billed, for fees as further described below. Our Audit Committee considers whether the provision of non-audit services by our independent accounting firm is compatible with maintaining its independence. The Committee believes that the provision of non-audit services by Dixon Hughes PLLC during 2008 did not affect its independence.

The following table lists the aggregate amounts of fees paid, or that we expect to pay, to Dixon Hughes PLLC for audit services for 2008 and 2007, and fees paid for other services they provided during 2008 and 2007.

Type of Fees and Description of Services	2008	2007

Audit Fees, including fees for audits of our consolidated financial statements, reviews of our condensed interim consolidated financial statements included in our quarterly reports,	$118,200	$109,400

Audit-Related Fees, including consultation regarding internal controls	2,420	3,100

Tax Fees, including fees for preparation of our tax returns.	11,015	9,950

All Other Fees	-0-	-0-

PROPOSALS FOR 2010 ANNUAL MEETING

Any proposal of a shareholder, other than a nomination for election as a director, that is intended to be presented for action at our 2010 Annual Meeting must be received by our Corporate Secretary in writing at our address listed below no later than December 30, 2009, to be considered timely received for inclusion in the proxy statement and proxy card that we will distribute in connection with that meeting. In order to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value, whichever is less, of shares of our stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal (other than a nomination) intended to be presented at our 2010 Annual Meeting, but which is not intended to be included in our proxy statement and form of appointment of proxy, must be received by our Corporate Secretary at our address listed below no later than March 15, 2010, in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting.

Under our Bylaws, at an Annual Meeting at which directors will be elected, nominations for election to our Board of Directors may be made by our Board or, subject to the conditions described below, by any shareholder who is entitled to vote at the meeting, To be eligible for consideration at an Annual Meeting, a shareholder’s nomination must be delivered in writing to our Corporate Secretary at our address listed below:

●	By the close of business on the 10th day following the date we mail notice of the Annual Meeting to our shareholders if that mailing is made fewer than 60 days prior to the Annual Meeting; or

●	Not less than 50 nor more than 90 days prior to the Annual Meeting if we mail notice of the Annual Meeting to our Shareholders 60 or more days prior to the meeting.

The notices described above should be mailed to:

MidCarolina Financial Corporation Attention: Corporate Secretary 3101 South Church Street Burlington, North Carolina 27215

ANNUAL REPORT ON FORM 10-K

We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file periodic reports and other information, including proxy statements, annual reports, quarterly reports and current reports, with the Securities and Exchange Commission. The Bank’s Internet website (www.midcarolinabank.com) contains a link to the Securities and Exchange Commission’s website (www.sec.gov) where you may review information that we file electronically with the Commission.

A copy of our 2008 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is being mailed to our shareholders with this proxy statement.

VOTING BY PROXY

Please read our proxy statement before you vote by proxy. Then, to insure that your shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote your shares for you, whether or not you plan to attend the Annual Meeting. You can do that in one of the following two ways.

Voting by Proxy Card

●	You can mark, sign and return the proxy card below in the enclosed postage-prepaid envelope.

Voting by Internet

●

You can go to the Internet website www.midcarolinabank.com/proxy. When you are prompted for your “control number,” enter the number printed just above your name on the reverse side of the proxy card below, and then follow the instructions you will be given. If you vote this way, you need not sign and return a proxy card. When you vote by Internet, you will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described in the proxy card below and in our proxy statement for the Annual Meeting.

You may vote by Internet only until 5:00 p.m. on June 1, 2009, which is the day before the Annual Meeting date.

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Charles T. Canaday, Jr., F. D. Hornaday III and John H. Love (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of MidCarolina Financial Corporation (the “Corporation”) held of record by the undersigned on March 31, 2009, at the Annual Meeting of the Corporation’s shareholders (the “Annual Meeting”) to be held at the Best Western Burlington Inn located at 770 Huffman Mill Road, Burlington, North Carolina, at 10:00 a.m. on Tuesday, June 2, 2009, and at any adjournments of the meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1.	ELECTION OF DIRECTORS. Election of six directors to the terms indicated below.

☐	FOR all nominees listed below (except as indicated otherwise below)	☐	WITHHOLD authority to vote for all nominees listed below

Nominees:	Dexter R. Barbee, Sr. - three-year term; Thomas E. Chandler - three year term; James H. Smith, Jr. - three-year term; Charles T. Canaday, Jr. - three-year term; James B. Crouch, Jr. - three- year term; George C. Waldrep, Jr. - one-year term

Instruction:	To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) on the line below.

2.	INDEPENDENT ACCOUNTANTS. Proposal to ratify the Audit Committee’s appointment of the Corporation’s independent accountants.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	OTHER BUSINESS: On any other matter properly presented for action by shareholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted by the Proxies “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposal 2. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Corporation’s Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Dated:	, 2009

Signature

Signature (if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Annual Meeting, please sign and date your appointment of proxy and return it to the Corporation in the enclosed envelope.